UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
845 Texas Avenue, Suite 1250
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	CQP	NYSE
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott Peak was appointed to the Board of Directors (the “Board”) of Cheniere Energy Partners GP, LLC, the general partner (the “General Partner”) of Cheniere Energy Partners, L.P. (the “Partnership”), effective as of April 1, 2025. The appointment of Mr. Peak to the Board was made pursuant to the rights of CQP Holdco LP (f/k/a Blackstone CQP Holdco LP) under the Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended LLC Agreement”) to appoint certain directors to the Board. Mr. Peak was also appointed to the Executive Committee of the Board and is expected to be appointed to the CMI SPA Committee of the Board. In connection with the appointment of Mr. Peak and pursuant to the terms of the Amended LLC Agreement, Matthew Runkle resigned as a member of the Board, the Executive Committee and the CMI SPA Committee, effective as of April 1, 2025.

Mr. Peak is a party to the General Partner’s standard form of Indemnification Agreement, as described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 20, 2025.

Mr. Peak is not a party to any transactions that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

		By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date:	April 2, 2025	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Executive Vice President and
Chief Financial Officer